Exhibit 99.1

CONTACTS:
Tim Perrott	Danny Jovic
Investor Relations	Media Relations
561-438-4629	561-438-1594
Tim.Perrott@officedepot.com	Danny.Jovic@officedepot.com

The ODP Corporation Completes Realignment of Operating Business Entities to Better Serve Customers

Following Review of Alternatives, Board Unanimously Determines to Maintain B2B and B2C Businesses Under Common Ownership

Company Continues Strong Operating Performance and Issues Preliminary Second Quarter 2022 Guidance

Boca Raton, Fla., June 21, 2022 – The ODP Corporation (NASDAQ:ODP) (“ODP” or the “Company”), a leading provider of business services, products and digital workplace technology solutions through an integrated B2B distribution platform, today announced that its Board of Directors completed its previously announced review of the public and private non-binding proposals received by the Company to acquire its consumer business, including the Office Depot and OfficeMax retail stores business and its direct channel business, officedepot.com.

Following the completion of that review, the Board of Directors unanimously determined it is in the best interests of the Company and its shareholders not to divest the consumer business at this time. In reaching its conclusion, the Board was assisted by its financial and legal advisors, and its process included further discussions of the non-binding proposals with the potential buyers to ascertain additional details about the proposed terms and conditions. It also consisted of evaluating the expected value to the Company of such proposals, taking into account the proposed structure, economic terms, certainty, expected timing and potential regulatory requirements.

Further, due to current market conditions, the Board also determined not to resume the Company’s previously announced potential public company separation at this time and instead to maintain all of its businesses under common ownership. That separation process had been put on hold earlier this year pending evaluation of potential opportunities to divest the Company’s consumer business.

“Given current market and macroeconomic conditions, as well as the benefits of maintaining purchasing and supply chain synergies, the Board has determined that now is not the right time to further pursue separating the Company into two independent, publicly traded companies,” said Joseph Vassalluzzo, chair of the Board of Directors of The ODP Corporation. “However, the completion of our internal reorganization will make such a potential separation substantially simpler should the Company determine to resume the separation process following a change of market conditions in the future.”

The ODP Corporation recently completed transforming its operations under its holding company structure into its B2C business and three distinct B2B business and digital segments focused on further enhancing value for shareholders:

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Office Depot, LLC – a leading provider of retail consumer and small business products and services distributed via approximately 1,000 Office Depot and OfficeMax retail locations and an award-winning eCommerce presence (officedepot.com).

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ODP Business Solutions, LLC – ODP’s leading B2B solutions provider serving small, medium and enterprise level companies (odpbusiness.com). This includes the contract sales channel of ODP’s prior Office Depot Business Solutions Division; Grand & Toy, operating one of the biggest distribution networks serving customers in Canada coast-to-coast via its direct sales force and best in class e-commerce platform (grandandtoy.com); and the Company’s Federation Entities, which comprise more than a dozen regional office supply distribution businesses acquired by ODP as part of its transformation to expand its reach and distribution network into geographic areas that were previously underserved, and which continue to operate under their own brand names.

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Veyer, LLC – a world-class supply chain, distribution, procurement and global sourcing operation (veyerlogistics.com). Veyer procures and distributes products for both Office Depot, LLC and ODP Business Solutions, LLC, as well as third-party customers.

•	Varis, LLC – ODP’s B2B digital platform technology business focused on transforming digital commerce between buying organizations and suppliers (govaris.com).

“Completing the realignment of our operating businesses enables our dedicated management teams to focus on meeting their respective customers’ needs and implement channel specific go-to-market strategies. And by the end of the year, it will also enable us to provide greater visibility to our investors about these operating businesses’ performance on a go-forward basis,” said Gerry Smith, chief executive officer of The ODP Corporation. “Moreover, because of the current scaling benefits derived from operating under The ODP Corporation holding company structure, Office Depot, ODP Business Solutions, Veyer and Varis are better together as a value creating enterprise at this time.”

“Our operating flexibility and balance sheet currently have us well positioned to continue delivering strong results against a macroeconomic backdrop that remains challenged by inflation and supply chain constraints,” said Anthony Scaglione, executive vice president and chief financial officer of The ODP Corporation. “For the second quarter of 2022, we expect consolidated revenue to be approximately $2.0 billion and adjusted EBITDA in a range of $85 to $90 million. We continue to expect our full-year 2022 results to be in-line with the previous year and will provide more details regarding our operating segment realignment and long-range outlook, including capital allocation and returns, in the coming months.”

About The ODP Corporation

The ODP Corporation (NASDAQ:ODP) is a leading provider of business services and supplies, products and digital workplace technology solutions to small, medium and enterprise businesses, through an integrated business-to-business (B2B) distribution platform, which includes world-class supply chain and distribution operations, dedicated sales professionals and technicians, online presence, and approximately 1,000 stores. Through its banner brands Office Depot®, OfficeMax®, ODP Business Solutions™, Varis™ and Grand&Toy®, as well as others, the Company offers its customers the tools and resources they need to focus on their passion of starting, growing and running their business. For more information, visit news.theodpcorp.com and investor.theodpcorp.com.

ODP, ODP Business Solutions and Office Depot are trademarks of The Office Club, Inc. OfficeMax is a trademark of OMX, Inc. Varis is a trademark of Varis, LLC. Grand&Toy is a trademark of Grand & Toy, LLC in Canada. ©2022 Office Depot, LLC. All rights reserved. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations, cash flow or financial condition, the potential impacts on our business due to the unknown severity and duration of the COVID-19 pandemic, or state other information relating to, among other things, the Company, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “expectations”, “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the Company’s control. There can be no assurances that the Company will realize these expectations or that these beliefs will prove correct, and therefore investors and stakeholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, highly competitive office products market and failure to differentiate the Company from other office supply resellers or respond to decline in general office supplies sales or to shifting consumer demands; competitive pressures on the Company’s sales and pricing; the adverse effects of an unsolicited tender offer on our business, operating results or financial condition; the risk that the Company is unable to transform the business into a service-driven, B2B platform that such a strategy will not result in the benefits anticipated; the risk that the Company will not be able to achieve its strategic plans, including the proposed separation or sale of its consumer business, and the high costs in connection with these transactions may not be recouped if these transactions are not consummated; the risk that the Company may not be able to realize the anticipated benefits of acquisitions due to unforeseen liabilities, future capital expenditures, expenses, indebtedness and the unanticipated loss of key customers or the inability to achieve expected revenues, synergies, cost savings or financial performance; the risk that the Company is unable to successfully maintain a relevant omni-channel experience for its customers; the risk that the Company is unable to execute the Maximize B2B Restructuring Plan successfully or that such plan will not result in the benefits anticipated; failure to effectively manage the Company’s real estate portfolio; loss of business with government entities, purchasing consortiums, and sole- or limited- source distribution arrangements; failure to attract and retain qualified personnel, including employees in stores, service centers, distribution centers, field and corporate offices and executive management, and the inability to keep supply of skills and resources in balance with customer demand; failure to execute effective advertising efforts and maintain the Company’s reputation and brand at a high level; disruptions in computer systems, including delivery of technology services; breach of information technology systems affecting reputation, business partner and customer relationships and operations and resulting in high costs and lost revenue; unanticipated downturns in business relationships with customers or terms with the suppliers, third-party vendors and business partners; disruption of global sourcing activities, evolving foreign trade policy (including tariffs imposed on certain foreign made goods); exclusive Office Depot branded products are subject to additional product, supply chain and legal risks; product safety and quality concerns of manufacturers’ branded products and services and Office Depot private branded products; covenants in the credit facility; general disruption in the credit markets; incurrence of significant impairment charges; retained responsibility for liabilities of acquired companies; fluctuation in quarterly operating results due to seasonality of the Company’s business; changes in tax laws in jurisdictions where the Company operates; increases in wage and benefit costs and changes in labor regulations; changes in the regulatory environment, legal compliance risks and violations of the U.S. Foreign Corrupt Practices Act and other worldwide anti-bribery laws; volatility in the Company’s common stock price; changes in or the elimination of the payment of cash dividends on Company common stock; macroeconomic conditions such as future declines in business or consumer spending; increases in fuel and other commodity prices and the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; catastrophic events, including the impact of weather events on the Company’s business; the discouragement of lawsuits by shareholders against the Company and its directors and officers as a result of the exclusive forum selection of the Court of Chancery, the federal district court for the District of Delaware or other Delaware state courts by the Company as the sole and exclusive forum for such lawsuits; and the impact of the COVID-19 pandemic on the Company’s business, including on the demand for its and our customers’ products and services, on trade and transport restrictions and generally on our ability to effectively manage the impacts of the COVID-19 pandemic on our business operations. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. The Company does not assume any obligation to update or revise any forward-looking statements.